                                                                       Exhibit 4

                                                                  EXECUTION COPY
                                                                  --------------


                          HOUSEHOLD INTERNATIONAL, INC.

                                       AND


                            BNY MIDWEST TRUST COMPANY






                             -----------------------


                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of August 2, 2001


                             -----------------------


                           Creating a series of Notes
                                   designated
               Zero Coupon Convertible Senior Debentures Due 2021






                            Supplemental to Indenture
                           Dated as of January 1, 1995

                                Table of Contents

                                                                                                     Page
                                                                                                     ----
                         Article I
                        DEFINITIONS
Section 1.01.   Definitions.........................................................................1
Section 1.02.   Other Definitions...................................................................5
Section 1.03.   Section References..................................................................5

                        Article II
                      THE DEBENTURES

Section 2.01.   Form and Dating.....................................................................6
Section 2.02.   Execution and Authentication........................................................6
Section 2.03.   Registrar, Paying Agent, Conversion Agent and Depository............................6
Section 2.04.   Paying Agent To Hold Money and Securities in Trust..................................7
Section 2.05.   Transfer and Exchange...............................................................7
Section 2.06.   Outstanding Debentures..............................................................8
Section 2.07.   Cancellation........................................................................9
Section 2.08.   Global Debentures...................................................................9

                        Article III
                 REDEMPTION AND PURCHASES

Section 3.01.   Right to Redeem; Notices to Trustee................................................10
Section 3.02.   Selection of Debentures to Be Redeemed.............................................10
Section 3.03.   Notice of Redemption...............................................................11
Section 3.04.   Effect of Notice of Redemption.....................................................12
Section 3.05.   Deposit of Redemption Price........................................................12
Section 3.06.   Debentures Redeemed in Part........................................................12
Section 3.07.   [Reserved].........................................................................12
Section 3.08.   Purchase of Debentures at the Option of the Holder.................................12
Section 3.09.   Purchase of Debentures at Option of the Holder upon Fundamental Change.............15
Section 3.10.   Effect of Purchase Notice or Fundamental Change Purchase Notice....................18
Section 3.11.   Deposit of Purchase Price or Fundamental Change Purchase Price.....................19
Section 3.12.   Debentures Purchased in Part.......................................................19
Section 3.13.   Covenant to Comply With Securities Laws Upon Purchase of Debentures................19
Section 3.14.   Repayment to the Company...........................................................20

                        Article IV
                         COVENANTS

Section 4.01.   Payment of Debentures..............................................................20
Section 4.02.   Maintenance of Office or Agency....................................................20
Section 4.03.   Calculation of Accrued Original Issue Discount and Tax Original Issue Discount.....21

                         Article V
                     EVENTS OF DEFAULT

Section 5.01.   Amendment of Section 7.01 of the Principal Indenture...............................21
Section 5.02.   Amendment to Section 7.02 of the Principal Indenture...............................22

                        Article VI
                  SUPPLEMENTAL INDENTURES; MERGERS, CONSOLIDATIONS, ETC.

Section 6.01.   Supplemental Indentures Requiring the Consent of the Holder of Each Debenture......23
Section 6.02.   Amendment to Section 10.01 of the Principal Indenture..............................23

                        Article VII
                    contingent interest

Section 7.01.   Contingent Interest................................................................24
Section 7.02.   Payment of Contingent Interest; Contingent Interest Rights Preserved...............24

                       Article VIII
                        CONVERSION

Section 8.01.   Conversion Privilege. .............................................................25
Section 8.02.   Conversion Procedure. .............................................................25
Section 8.03.   Fractional Shares. ................................................................26
Section 8.04.   Taxes on Conversion. ..............................................................27
Section 8.05.   Company to Provide Stock. .........................................................27
Section 8.06.   Adjustment for Change in Capital Stock. ...........................................27
Section 8.07.   Adjustment for Rights Issue. ......................................................27
Section 8.08.   Adjustment for Other Distributions.................................................28
Section 8.09.   When Adjustment May be Deferred. ..................................................31
Section 8.10.   When No Adjustment Required. ......................................................31
Section 8.11.   Notice of Adjustment. .............................................................31
Section 8.12.   Voluntary Increase. ...............................................................31
Section 8.13.   Notice of Certain Transactions.....................................................32
Section 8.14.   Effect Reclassification, Consolidation, Merger or Sale. ...........................32

Section 8.15.   Company Determination Final. ......................................................33
Section 8.16.   Trustee's Adjustment Disclaimer. ..................................................33
Section 8.17.   Simultaneous Adjustments. .........................................................33
Section 8.18.   Successive Adjustments. ...........................................................33
Section 8.19.   Rights Issued in Respect of Common Stock Issued Upon Conversion....................33
Section 8.20.   General Considerations.............................................................34

                        Article IX
              PAYMENT OF CONTINGENT INTEREST

Section 9.01.   Contingent Interest Payments.......................................................34
Section 9.02.   Defaulted Interest.................................................................34
Section 9.03.   Interest Rights Preserved. ........................................................35

                         Article X
                       MISCELLANEOUS

Section 10.01.  Effect of Supplemental Indenture. .................................................35
Section 10.02.  Conflict with Trust Indenture Act. ................................................35
Section 10.03.  Successors and Assigns. ...........................................................35
Section 10.04.  Separability Clause. ..............................................................36
Section 10.05.  Benefits of Supplemental Indenture. ...............................................36
Section 10.06.  Governing Law. ....................................................................36
Section 10.07.  Execution in Counterparts. ........................................................36
Section 10.08.  Responsibility for Recitals. ......................................................36
Section 10.09.  Calculations. .....................................................................36
Section 10.10.  No Recourse........................................................................36
Section 10.11.  Tax Matters........................................................................36


Exhibit A       .............................................................Form of Global Debenture
Annex 1         ...........................................................Projected Payment Schedule

     First Supplement Indenture, dated as of August 2, 2001 (the "Supplemental
                                                                  ------------
Indenture"), by and between Household International, Inc., a corporation
---------
organized and existing under the laws of the State of Delaware, having its principal office at 2700 Sanders Road, Prospect Heights, Illinois 60070 (the "Company"), and BNY Midwest Trust Company, an Illinois Trust corporation
 -------
(successor to the corporate trust business of Harris Trust and Savings Bank), having its principal office at 2 North LaSalle Street, Suite 1020, Chicago, IL 60602 Attn: Corporate Trust Administration (hereinafter called the "Trustee").
                                                                    -------

     WHEREAS, the Company has heretofore executed and delivered its Indenture, dated as of January 1, 1995 (the "Principal Indenture"), to the Trustee to
                                  -------------------
provide for the issuance from time to time of one or more series of its unsecured debentures, notes, or other evidences of indebtedness (the "Notes"),
                                                                      -----
unlimited as to principal amount; and

     WHEREAS, the Principal Indenture, as amended by the Trust Indenture Act of 1939, as amended from time to time, and this Supplemental Indenture are hereinafter collectively referred to as the "Indenture"; and

     WHEREAS, Section 11.01 of the Principal Indenture provides that, without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Principal Indenture, in form satisfactory to the Trustee, (a) to create a new series of Notes, (b) to cure any ambiguity, defect, or inconsistency or to correct or supplement any provision contained herein or in any supplemental indenture or in any Notes issues hereunder; and (c) to make any change that does not adversely affect the rights of any Holder of Notes which are outstanding.

     WHEREAS, the Company proposes to create and issue a new series of Notes designated its Zero Coupon Convertible Senior Debentures Due 2021 (each such Debenture being referred to herein, singularly, as a "Debenture" and, collectively, as the "Debentures") and to supplement and amend in certain
                      ----------
respects the Principal Indenture insofar as it will apply only to the Debentures (and not to any other series of Notes);

     WHEREAS, the Company has duly authorized the execution and delivery of this Supplemental Indenture, and all things necessary to make this Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done;

     NOW, THEREFORE, the Company and the Trustee, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby covenant and agree, for the equal and proportionate benefit of all Holders of the Debentures, as follows:


                                    ARTICLE I

                                   DEFINITIONS

     Definitions. For all purposes of the Principal Indenture and this
     -----------
Supplemental Indenture relating to the series of Notes (consisting of the Debentures) created hereby, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article have the meanings assigned to them in this Article. Capitalized terms used in the Principal Indenture and this Supplemental Indenture but not defined herein are used as they are defined in the Principal Indenture.

     "Accrued Original Issue Discount" of any Debenture represents the accrued portion of the total Original Issue Discount. The total Original Issue Discount is the excess of the Principal Amount per Debenture over the Issue Price. Accrued Original Issue Discount will be calculated on a daily basis at the yield of the Debentures, on a semi-annual bond equivalent basis, using a 360-day year composed of twelve 30-day months, beginning on the Issue Date.

     "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control", when used with respect to any specified person, means the power to
 -------
direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have
                                      -----------       ----------
meanings correlative to the foregoing.

     "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

     "Business Day" means each day of the year, other than a Saturday or Sunday, on which banking institutions in The City of New York or Chicago, Illinois are not authorized or obligated to close.

     "Cash" or "cash" means such coin or currency of The United States of America as at any time of payment is legal tender for the payment of public and private debts.

     "Closing Sale Price" means the closing per share sale price of the Common Stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the NASDAQ System or by the National Quotation Bureau Incorporated. In the absence of such a quotation, the Company shall determine the Closing Sale Price on the basis of such quotations as it considers appropriate.

     In the event a dividend, subdivision, combination or reclassification affecting the closing per share sale price (or bid, ask or average price, as the case may be) of the Common Stock occurs during the period applicable for calculating an average Closing Sale Price, "Closing Sale Price" shall be calculated for such period in a manner determined by the Board of Directors of the Company to reflect the impact of such dividend, subdivision, combination or reclassification on the closing per share sale price (or bid, ask or average price, as the case may be).

     "Common Stock" means the Common Stock, par value $1.00 per share, including the Rights attached thereto of the Company, as it exists on the date of this Supplemental Indenture or any other shares of capital stock of the Company into which such common stock shall be reclassified or changed.

     "Company" means the party named as the "Company" in the first paragraph of this Supplemental Indenture until a successor replaces it pursuant to the applicable provisions of this Supplemental Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

     "Conversion Price" shall, as of any day, equal the sum of the Issue Price and the Accrued Original Issue Discount divided by the number of shares of Common Stock then issuable upon conversion of a Debenture.

     "corporation" includes corporations, associations, companies and business trusts.

     "Current Market Price" per share of the Common Stock on any date of determination means the average of the Closing Sale Prices of the Common Stock for the ten consecutive Trading Days ending on and including such date of determination.

     "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

     "Debenture" and "Debentures" has the meaning specified in the preamble of the Supplemental Indenture.

     "Debentureholder" or "Holder" means a person in whose name a Debenture is registered on the Registrar's books.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Depositary" means, with respect to the Debentures issuable or issued in whole or in part in global form, the person specified in Section 2.03 as the Depositary with respect to the Debentures, until a successor shall have been appointed and become such pursuant to the applicable provision of this Supplemental Indenture, and, thereafter, "Depositary" shall mean or include such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Global Debentures" means Debentures that are in the form of the Debenture attached hereto as Exhibit A.

     "Indenture" has the meaning specified in the preamble of this Supplemental Indenture.

     "Issue Date" of any Debenture means the date on which the Debenture was originally issued or deemed issued as set forth on the face of the Debenture.

     "Issue Price" of any Debenture means, in connection with the original issuance of such Debenture, the initial issue price at which the Debenture is sold as set forth on the face of the Debenture.

     "Original Issue Discount" of any Debenture means the difference between the Issue Price and the Principal Amount of the Debenture as set forth on the face of the Debenture.

     "Principal", "Principal Amount" or "principal amount" of a Debenture means the principal amount due at the Stated Maturity of the Debenture as set forth on the face of the Debenture.

     "Principal Indenture" has the meaning specified in the preamble of the Supplemental Indenture.

     "Redemption Date" or "redemption date" shall mean the date specified for redemption of any of the Debentures in accordance with the terms of the Debentures and this Supplemental Indenture.

     "Redemption Price" or "redemption price" shall have the meaning set forth in paragraph 6 of the Debenture.

     "Regular Cash Dividends" means quarterly or other periodic cash dividends on the Common Stock as declared by the Board of Directors as part of its cash dividend payment practices and that are not designated by the Board as extraordinary or special or other nonrecurring dividends.

     "Rights" means the preferred share purchase rights issued pursuant to the Rights Agreement of the Company dated as of July 6, 1996, as amended or restated from time to time.

     "SEC" means the Securities and Exchange Commission.

     "Stated Maturity", when used with respect to any Debenture, means the date specified in such Debenture as the final fixed date on which the Principal of such Debenture is due and payable.

     "Subsidiary" means any corporation of which at the time of determination the Company and/or one or more Subsidiaries owns or controls directly or indirectly more than 50% of the shares of Voting Stock.

     "Supplemental Indenture" has the meaning specified in the recitals hereto.

     "Tax Original Issue Discount" means the amount of ordinary interest income on a Debenture that must be accrued as original issue discount for United States Federal income tax purposes pursuant to Treasury Regulation section 1.1275-4.

     "Trading Day" means a day during which trading in securities generally occurs on The New York Stock Exchange or, if the Common Stock is not listed on The New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the Nasdaq System or by the National Quotation Bureau Incorporated or, if the Common Stock is not so quoted, on the principal other market on which the Common Stock is then traded.

     "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "Trustee" means the party named as the "Trustee" in the first paragraph of this Supplemental Indenture until a successor replaces it pursuant to the applicable provisions of the Indenture and, thereafter, shall mean such successor.

     Section 1.02. Other Definitions.
                   -----------------

                  Term                                        Defined in Section
-------------------------------------------------------   ----------------------
"Agent Members"                                                       2.08
 -------------
"Company Notice"                                                      3.08(b)
 --------------
"Company Notice Date"                                                 3.08(b)
 -------------------
"Common Stock Record Date"                                            7.01
 ------------------------
"Contingent Interest Payment Date"                                    7.02
 --------------------------------
"Contingent Interest Record Date"                                     9.01
 -------------------------------
"Conversion Agent"                                                    2.03
 ----------------
"Conversion Date"                                                     8.02
 ---------------
"Conversion Rate"                                                     8.01
 ---------------
"Defaulted Interest"                                                  9.02
 ------------------
"Distributed Securities"                                              8.08(a)
 ----------------------
"DTC"                                                                 2.03
 ---
"Event of Default"                                                    5.01
 ----------------
"Expiration Time"                                                     8.08(c)
 ---------------
"Fundamental Change"                                                  3.09(a)
 ------------------
"Fundamental Change Purchase Date"                                    3.09(a)
 --------------------------------
"Fundamental Change Purchase Notice"                                  3.09(c)
 ----------------------------------
"Fundamental Change Purchase Price"                                   3.09(a)
 ---------------------------------
"Measurement Period"                                                  7.01
 ------------------
"Notice of Default"                                                   5.01
 -----------------
"Paying Agent"                                                        2.03
 ------------
"Purchase Date"                                                       3.08(a)
 -------------
"Purchase Notice"                                                     3.08(a)
 ---------------
"Purchase Price"                                                      3.08(a)
 --------------
"Purchased Shares"                                                    8.08(c)
 ----------------
"Registrar"                                                           2.03
 ---------
"Relevant Value"                                                      7.01
 --------------
"Rights Agreement"                                                    8.19
 ----------------
"Semi-Annual Period"                                                  7.01
 ------------------
"Special Record Date"                                                 9.02
 -------------------


     Section 1.03. Section References. All Section references in this
                   ------------------
Supplemental Indenture are to Sections contained in this Supplemental Indenture unless otherwise indicated.

                                   ARTICLE II

                                 THE DEBENTURES

     Section 2.01. Form and Dating. The Debentures and the Trustee's certificate
                   ---------------
of authentication shall be substantially in the form of Exhibit A hereto, which is a part of this Supplemental Indenture. The Debentures may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company and the Trustee). Each Debenture shall be dated the date of its authentication.

     The Debentures shall be issued, initially in the form of one or more Global Debentures, which shall be deposited with DTC or the nominee thereof, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

     Each Global Debenture shall represent such of the Outstanding Debentures as shall be specified therein and each shall provide that it shall represent the aggregate amount of Outstanding Debentures from time to time endorsed thereon and that the aggregate amount of Outstanding Debentures represented thereby may from time to time be reduced to reflect conversions, repurchases and redemptions. Any endorsement of a Global Debenture to reflect the amount of any decrease in the amount of Outstanding Debentures represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.08.

     Section 2.02. Execution and Authentication. The Debentures shall be
                   ----------------------------
executed by the Company by either of its Chief Executive Officer, any Group Executive, its Chief Financial Officer, its Treasurer or one of its Vice Presidents. The signature of any of these officers on the Debentures may be manual or facsimile.

     Debentures bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debentures or did not hold such offices at the Issue Date of such Debentures.

     No Debenture shall be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless there appears on such Debenture a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Debenture shall be conclusive evidence, and the only evidence, that such Debenture has been duly authenticated and delivered hereunder.

     The Trustee shall authenticate and deliver Debentures for original issue in an aggregate Principal Amount of $1,220,793,000 upon a Company Order and other documents as required under Section 2.02 of the Principal Indenture without any further action by the Company. The aggregate Principal Amount of Debentures outstanding at any time may not exceed the amount set forth in the foregoing sentence except as provided in Section 2.06 of the Principal Indenture.

     Section 2.03. Registrar, Paying Agent, Conversion Agent and Depository. The
                   --------------------------------------------------------
Company shall maintain an office or agency where Debentures may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Debentures
                              ---------
may be presented for purchase or payment ("Paying Agent") and an office or
                                           ------------
agency where Debentures may be presented for conversion ("Conversion Agent").
                                                          ----------------
The Registrar shall keep a register of the Debentures and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent. The term Conversion Agent includes any additional conversion agent.

     The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar other than the Trustee. The agreement shall implement the provisions of the Indenture that relate to such agent. The Company shall notify the Trustee and the Holders of the name and address of any such agent and of any change in the office or agency referred to in Section 4.02. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 8.07 of the Principal Indenture. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

     The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Debentures.

     The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Debentures.

     Section 2.04. Paying Agent To Hold Money and Securities in Trust. In
                   --------------------------------------------------
accordance with Section 4.02 and except as otherwise provided herein, prior to or on each due date of payments in respect of any Debenture, the Company shall deposit with the Paying Agent a sum of money or, if permitted by the terms hereof, securities sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Debentureholders or the Trustee all money and securities held by the Paying Agent for the making of payments in respect of the Debentures and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any default by the Company in making any payments in respect of the Debentures, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and securities so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and securities held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and securities held by it to the Trustee and to account for any money and securities disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money and securities.

     Section 2.05. Transfer and Exchange. Upon surrender for registration of
                   ---------------------
transfer of any Debenture, together with a written instrument of transfer reasonably satisfactory to the Trustee duly executed by the Debentureholder or such Debentureholder's attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to
Section 2.03 or at the office or agency referred to in Section 4.02, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debentures of any authorized denomination or denominations, of a like aggregate Principal Amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Debentures from the Debentureholder requesting such transfer or exchange (other than any exchange of a temporary Debenture for a definitive Debenture not involving any change in ownership).

     At the option of the Holder, Debentures may be exchanged for other Debentures of any authorized denomination or denominations, of a like aggregate Principal Amount, upon surrender of the Debentures to be exchanged, together with a written instrument of transfer reasonably satisfactory to the Registrar duly executed by the Debentureholder or such Debentureholder's attorney duly authorized in writing, at such office or agency. Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debentures which the Holder making the exchange is entitled to receive.

     The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of (a) Debentures selected for redemption (except, in the case of Debentures to be redeemed in part, the portion thereof not to be redeemed), (b) any Debentures in respect of which a Purchase Notice or a Fundamental Change Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Supplemental Indenture (except, in the case of Debentures to be purchased in part, the portion thereof not to be purchased) or (c) any Debentures for a period of 15 days before the mailing of a notice of redemption.

     Notwithstanding any provision to the contrary herein, so long as a Global Debenture remains Outstanding and is held by or on behalf of the Depositary, transfers of a Global Debenture, in whole or in part, shall be made only in accordance with Section 2.08 and this Section 2.05. Transfers of a Global Debenture shall be limited to transfers of such Global Debenture in whole, or in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

     Section 2.06. Outstanding Debentures.
                   ----------------------

     If the Paying Agent holds, in accordance with this Supplemental Indenture, on a Redemption Date, or on the Business Day following a Purchase Date, or on the Business Day following a Fundamental Change Purchase Date, or at Stated Maturity, money or, if permitted by the terms hereof, securities sufficient to pay the Debentures payable on that date, then on and after that date such Debentures shall cease to be Outstanding (as defined in the Principal Indenture) and Original Issue Discount, Tax Original Issue Discount and contingent interest (if any) on such Debentures shall cease to accrue and all other rights of the Holder shall terminate (other than the right to receive the applicable Redemption Price, Purchase Price or Fundamental Change Purchase Price, as the case may be, upon delivery of the Debenture in accordance with the terms of this Supplemental Indenture); provided, that if such Debentures are to be redeemed,
                         --------
notice of such redemption has been duly given pursuant to this Supplemental Indenture or provision therefor satisfactory to the Trustee has been made.

     If a Debenture is converted in accordance with Article VIII, then from and after the Conversion Date such Debenture shall cease to be Outstanding and Original Issue Discount, Tax Original Issue Discount and contingent interest (if any) shall cease to accrue on such Debenture.

     Section 2.07. Cancellation. All Debentures surrendered for payment,
                   ------------
redemption or purchase by the Company pursuant to Article III, conversion pursuant to Article VIII, registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Debentures previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Debentures so delivered shall be promptly cancelled by the Trustee. No Debentures shall be authenticated in lieu of or in exchange for any Debentures cancelled as provided in this Section, except as expressly permitted by this Supplemental Indenture. All cancelled Debentures held by the Trustee shall be disposed of by the Trustee in accordance with its standard procedures unless the Company directs by Company Order that the Trustee deliver cancelled Debentures to the Company.

     Section 2.08. Global Debentures.
                   -----------------

     (a) Transfer and Exchange of Global Debentures. A Global Debenture
         ------------------------------------------
deposited with the Depositary pursuant to Section 2.01 shall be transferred to the beneficial owners thereof only if such transfer complies with Section 2.05 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for such Global Debenture or if at any time ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days after such notice, or (ii) an Event of Default has occurred and is continuing with respect to the Debentures or (iii) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Debentures shall be exchangeable. In any case, the Company will promptly make available to the Trustee a reasonable supply of Debentures in definitive, fully registered form without interest coupons in accordance with the provisions of this Article II.

     Any Global Debenture that is transferable to the beneficial owners thereof pursuant to this Section 2.08 shall be surrendered by the Depositary to the Trustee located in Chicago, Illinois, to be so transferred, in definitive form, in whole or from time to time in part, in denominations of $1,000 and integral multiples of $1,000, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Debenture, an equal aggregate Principal Amount at Stated Maturity of Debentures of authorized denominations. Any portion of a Global Debenture transferred pursuant to this
Section 2.08 shall be executed, authenticated and delivered only in authorized denominations and registered in such names as the Depositary shall direct.

     Members of, or participants in, the Depositary ("Agent Members") shall have
                                                      -------------
no rights under the Indenture with respect to any Global Debenture held on their behalf by the Depositary or under the Global Debenture, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Debenture for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Debenture.

     Subject to the provisions of this Section 2.08(a), the Holder may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Debentures.

     (b) Transfer and Exchange of Debentures. Subject to the provisions of
         -----------------------------------
Section 2.08(a), when Debentures are presented by a Holder to the Registrar with a request:

          (1) to register the transfer of the Debentures; or

          (2) to exchange such Debentures for an equal principal amount of Debentures of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested; provided, however, that the Debentures presented or surrendered for register of
--------  -------
transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by such Holder's attorney, duly authorized in writing.

                                  ARTICLE III

                            REDEMPTION AND PURCHASES

     Section 3.01. Right to Redeem; Notices to Trustee.
                   -----------------------------------

     The Company, at its option, may redeem the Debentures in accordance with the provisions of Article III of this Supplemental Indenture and paragraphs 6 and 8 of the Debentures. The provisions of Article V of the Principal Indenture relating to the redemption of Notes shall not apply to the Debentures. If the Company elects to redeem Debentures pursuant to paragraph 6 of the Debentures, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount of Debentures to be redeemed and the Redemption Price.

     The Company shall give the notice to the Trustee provided for in this
Section 3.01 by a Company Order at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee). If fewer than all the Debentures are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall not be less than 10 days after the date of notice to the Trustee.

     Section 3.02. Selection of Debentures to Be Redeemed.
                   --------------------------------------

     If less than all the Debentures are to be redeemed, the Trustee shall select the Debentures to be redeemed pro rata based on ownership thereof or by lot or by any other method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Debentures are then listed). The Trustee shall make the selection at least 15 days but not more than 60 days before the Redemption Date from Outstanding Debentures not previously called for redemption. The Trustee may select for redemption portions of the Principal Amount of Debentures that have denominations larger than $1,000.

     Debentures and any portions thereof that the Trustee selects shall be in Principal Amounts of $1,000 or an integral multiple of $1,000. Provisions of this Supplemental Indenture that apply to Debentures called for redemption also apply to portions of Debentures called for redemption. The Trustee shall notify the Company promptly of the Debentures or portions of Debentures to be redeemed.

     If any Debenture selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Debenture so selected, the converted portion of such Debenture shall be deemed (so far as may be) to be the portion selected for redemption. Debentures which have been converted during a selection of Debentures to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection.

     Nothing in this Section 3.02 shall affect the right of any Holder to convert any Debenture pursuant to Article VIII before the termination of the conversion right with respect thereto.

     Section 3.03. Notice of Redemption.
                   --------------------

     At least 30 days but not more than 60 days before a Redemption Date, the Company shall give notice of redemption to each Holder of Debentures to be redeemed in the manner provided in Section 1.06 of the Principal Indenture.

     The notice shall identify the Debentures to be redeemed and shall state:

     (a) the Redemption Date;

     (b) the Redemption Price;

     (c) the Conversion Rate;

     (d) the name and address of the Paying Agent and Conversion Agent and of the office or agency referred to in Section 4.02;

     (e) that Debentures called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the Redemption Date, even if not otherwise convertible at such time;

     (f) that Holders who want to convert Debentures must satisfy the requirements set forth in paragraph 9 of the Debentures;

     (g) that Debentures called for redemption must be surrendered to the Paying Agent or at the office or agency referred to in Section 4.02 to collect the Redemption Price;

     (h) if fewer than all the Outstanding Debentures are to be redeemed, the certificate numbers and Principal Amounts of the particular Debentures to be redeemed;

     (i) that, unless the Company defaults in making payment of such Redemption Price on Debentures called for redemption, Original Issue Discount and contingent interest (if any) will cease to accrue on and after the Redemption Date; and

     (j) the CUSIP number of the Debentures.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense, provided that the Company
                                                    --------
makes such request at least 15 days (unless a shorter period shall be acceptable to the Trustee) prior to the date such notice of redemption must be mailed.

     Section 3.04. Effect of Notice of Redemption. Once notice of redemption is
                   ------------------------------
given, Debentures called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Debentures which are converted in accordance with the terms of this Supplemental Indenture. Upon surrender to the Paying Agent, such Debentures shall be paid at the Redemption Price stated in the notice.

     Section 3.05. Deposit of Redemption Price. Prior to 10:00 a.m. (New York
                   ---------------------------
City time), on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary of the Company or an Affiliate of any of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Debentures to be redeemed on that date other than Debentures or portions of Debentures called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Debentures pursuant to Article VIII. If such money is then held by the Company or a Subsidiary or an Affiliate of the Company in trust and is not required for such purpose it shall be discharged from such trust.

     Section 3.06. Debentures Redeemed in Part. Upon surrender of a Debenture
                   ---------------------------
that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Debenture in an authorized denomination equal in Principal Amount to the unredeemed portion of the Debenture surrendered.

     Section 3.07. [Reserved].
                   ----------

     Section 3.08. Purchase of Debentures at the Option of the Holder. (a)
                   --------------------------------------------------
General. If a Holder exercises its right to require the Company to repurchase the Debentures, the Debentures shall be purchased by the Company on August 2, 2002, August 2, 2003, August 2, 2004, August 2, 2005, August 2, 2006, August 2,
2008, August 2, 2011 and August 2, 2016, (each, a "Purchase Date"), at the
                                                   -------------
purchase price of:

     . $827.36 per $1,000 Principal Amount on August 2, 2002;

     . $835.65 per $1,000 Principal Amount on August 2, 2003;

     . $844.03 per $1,000 Principal Amount on August 2, 2004;

     . $852.49 per $1,000 Principal Amount on August 2, 2005;

     . $861.04 per $1,000 Principal Amount on August 2, 2006;

     . $878.39 per $1,000 Principal Amount on August 2, 2008;

     . $905.07 per $1,000 Principal Amount on August 2, 2011; and

     . $951.35 per $1,000 Principal Amount on August 2, 2016 (each, a "Purchase
                                                                       --------
Price," as applicable),
-----

at the option of the Holder thereof, upon:

          (1) delivery to the Paying Agent, by the Holder, of a written notice of purchase (a "Purchase Notice") at any time from the opening of business
                     ---------------
     on the date that is at least 20 Business Days prior to a Purchase Date until the close of business on such Purchase Date stating:

            (A) if certificated Debentures have been issued, the certificate number of the Debenture which the Holder will deliver to be purchased (or, if the Debentures are not certificated, the notice must comply with appropriate procedures of the Depositary);

            (B) the portion of the Principal Amount of the Debenture which the Holder will deliver to be purchased, which portion must be a Principal Amount of $1,000 or an integral multiple thereof; and

            (C) that such Debenture shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in the Debentures and the Indenture; and

          (2) book-entry transfer or delivery of such Debenture to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to
     --------  -------
     this Section 3.08 only if the Debenture so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, as determined by the Company.

     The Company shall purchase from the Holder thereof, pursuant to this
Section 3.08, a portion of a Debenture if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Supplemental Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture.

     Any purchase by the Company contemplated pursuant to the provisions of this
Section 3.08 shall be consummated by the delivery of the consideration to be received by the Holder as promptly as practicable following the later of the Purchase Date and the time of book-entry transfer or delivery of the Debenture.

     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent or the office or agency referred to in Section 4.02 the Purchase Notice contemplated by this Section 3.08(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.10.

     The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

     (b) Notice. The Company shall give notice of an upcoming Purchase Date to
         ------
the Holders (and to beneficial owners as required by applicable law) in the manner provided in Section 1.06 of the Principal Indenture (the "Company
                                                                 -------
Notice"). The Company Notice shall be sent to the Holders (and to beneficial
------
owners as required by applicable law) not less than 20 Business Days prior to the applicable Purchase Date (the "Company Notice Date").
                                   -------------------

     Each Company Notice shall include a form of Purchase Notice to be completed by a Debentureholder that wishes to exercise its option to have the Company repurchase the Debentures and shall state:

               (i) the Purchase Date, the Purchase Price, the Conversion Rate and any adjustments thereto and, to the extent known at the time of such notice, the amount of contingent interest, if any, that will be accrued and payable with respect to the Debentures as of the Purchase Date;

               (ii) the name and address of the Paying Agent and the Conversion Agent and of the office or agency referred to in Section 4.02;

               (iii) that Debentures as to which a Purchase Notice has been given may be converted pursuant to Article VIII hereof only if any applicable Purchase Notice has been withdrawn in accordance with the terms of this Supplemental Indenture;

               (iv) that Debentures must be surrendered to the Paying Agent or to the office or agency referred to in Section 4.02 to collect payment of the Purchase Price;

               (v) that the Purchase Price for any Debenture as to which a Purchase Notice has been given and not withdrawn will be paid as promptly as practicable following the later of the Purchase Date and the time of surrender of such Debenture as described in (iv);

               (vi) the procedures the Holder must follow to exercise rights under Section 3.08, including the date which a Purchase Notice pursuant to this Section 3.08 must be delivered, and a brief description of those rights;

               (vii) briefly, the conversion rights of the Debentures, including whether the Debentures are then currently convertible, and that Holders who want to convert Debentures must satisfy the requirements set forth in paragraph 9 of the Debentures;

               (viii) the procedures for withdrawing a Purchase Notice;

               (ix) that, unless the Company defaults in making payment of such Purchase Price on Debentures surrendered for purchase, Original Issue Discount and contingent interest, if any, will cease to accrue on and after the Purchase Date; and

               (x) the CUSIP number of the Debentures.

     At the Company's request and upon being provided with a copy of such Company Notice, the Trustee shall give such Company Notice in the Company's name and at the Company's expense, provided that the Company makes such request at least 15 days (unless a shorter period shall be acceptable to the Trustee) prior to the date such Company Notice must be mailed; and provided, further, that, in all cases, the text of such Company Notice shall be prepared by the Company.

     (c) Procedure upon Purchase. On or before the Purchase Date, the Company
         -----------------------
shall deposit cash, at the time and in the manner as provided in Section 3.11, sufficient to pay the aggregate Purchase Price of all Debentures to be purchased pursuant to this Section 3.08.

     Section 3.09. Purchase of Debentures at Option of the Holder upon
                   ---------------------------------------------------
Fundamental Change.
------------------

     (a) If on or prior to August 2, 2021 there shall have occurred a Fundamental Change, Debentures shall be purchased by the Company, at the option of the Holder thereof, at a purchase price specified in paragraph 7 of the Debentures (the "Fundamental Change Purchase Price"), as of the date that is 30
                 ---------------------------------
days after the date of the notice of the Fundamental Change (the "Fundamental
                                                                  -----------
Change Purchase Date"), subject to satisfaction by or on behalf of the Holder of
--------------------
the requirements set forth in Section 3.09(c).

     A "Fundamental Change" shall be deemed to have occurred upon the occurrence
        ------------------
of any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which all or substantially all of the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration which is not all or substantially all Common Stock that:

          (1) is listed on, or immediately after the transaction or event will be listed on, a United States national securities exchange; or

          (2) is approved, or immediately after the transaction or event will be approved, for quotation on the NASDAQ National Market or any similar United States system of automated dissemination of quotations of securities prices.

     (b) Within 10 days after the occurrence of a Fundamental Change, the Company shall mail a written notice of Fundamental Change by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Fundamental Change Purchase Notice to be completed by the Debentureholder and shall state:

          (1) briefly, the events causing a Fundamental Change and the date of such Fundamental Change;

          (2) the date by which the Fundamental Change Purchase Notice pursuant to this Section 3.09 must be delivered;

          (3) the Fundamental Change Purchase Date;

          (4) the Fundamental Change Purchase Price;

          (5) the name and address of the Paying Agent and the Conversion Agent and of the office or agency referred to in Section 4.02;

          (6) the Conversion Rate and any adjustments thereto and, to the extent known at the time of such notice, the amount of contingent interest, if any, that will be accrued and payable with respect to the Debentures as of the Purchase Date;

          (7) that Debentures as to which a Fundamental Change Purchase Notice is given by the Holder may be converted, if otherwise convertible, only if the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Supplemental Indenture;

          (8) that Debentures must be surrendered to the Paying Agent or the office or agency referred to in Section 4.02 to collect payment of the Fundamental Change Purchase Price;

          (9) that the Fundamental Change Purchase Price for any Debenture as to which a Fundamental Change Purchase Notice has been duly given and not withdrawn will be paid as promptly as practicable following the later of the Fundamental Change Purchase Date and the time of surrender of such Debenture as described in clause (8), above;

          (10) the procedures the Holder must follow to exercise rights under this Section 3.09 and a brief description of those rights;

          (11) briefly, the conversion rights of the Debentures (including whether the Debentures are then currently convertible) and that Holders who want to convert Debentures must satisfy the requirements set forth in paragraph 9 of the Debentures;

          (12) the procedures for withdrawing a Fundamental Change Purchase Notice;

          (13) that, unless the Company defaults in making payment of such Fundamental Change Purchase Price on Debentures surrendered for purchase, Original Issue Discount and contingent interest, if any, will cease to accrue on and after the Fundamental Change Purchase Date; and

          (14) the CUSIP number of the Debentures.

     (c) A Holder may exercise its rights specified in Section 3.09(a) upon delivery of a written notice of purchase (a "Fundamental Change Purchase
                                             ---------------------------
Notice") to the Paying Agent or to the office or agency referred to in Section
------
4.02 at any time prior to the close of business on the Fundamental Change Purchase Date, stating:

          (1) the certificate number of the Debenture which the Holder will deliver to be purchased;

          (2) the portion of the Principal Amount of the Debentures which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

          (3) that such Debenture shall be purchased pursuant to the terms and conditions specified in the Debentures.

     The book entry transfer or delivery of such Debenture to the Paying Agent prior to, on or after the Fundamental Change Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent or to the office or agency referred to in Section 4.02 shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor; provided, however,
                                                          --------  -------
that such Fundamental Change Purchase Price shall be so paid pursuant to this
Section 3.09 only if the Debenture so delivered to the Paying Agent or such office or agency shall conform in all respects to the description thereof set forth in the related Fundamental Change Purchase Notice and such Fundamental Change Purchase Notice shall not be validly withdrawn by the Holder.

     The Company shall purchase from the Holder thereof, pursuant to this
Section 3.09, a portion of a Debenture if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Supplemental Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture.

     Any purchase by the Company contemplated pursuant to the provisions of this
Section 3.09 shall be consummated by the delivery of the consideration to be received by the Holder as promptly as practicable following the later of the Fundamental Change Purchase Date and the time of delivery of the Debenture to the Paying Agent or to the office or agency referred to in Section 4.02 in accordance with this Section 3.09.

     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent or to the office or agency referred to in Section 4.02 the Fundamental Change Purchase Notice contemplated by this Section 3.09(c) shall have the right to withdraw such Fundamental Change Purchase Notice at any time prior to the close of business on the Fundamental Change

Purchase Date by delivery of a written notice of withdrawal to the Paying Agent or to the office or agency referred to in Section 4.02 in accordance with
Section 3.10.

     The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.

     Section 3.10. Effect of Purchase Notice or Fundamental Change Purchase
                   --------------------------------------------------------
Notice. Upon receipt by the Paying Agent of the Purchase Notice or Fundamental
------
Change Purchase Notice specified in Section 3.08(a) or Section 3.09(c), as applicable, the Holder of the Debenture in respect of which such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Fundamental Change Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Fundamental Change Purchase Price, as the case may be, with respect to such Debenture to the Purchase Date or Fundamental Change Purchase Date, as the case may be. Such Purchase Price or Fundamental Change Purchase Price shall be paid to such Holder, subject to receipts of funds by the Paying Agent, as promptly as practicable following the later of (x) the Purchase Date or the Fundamental Change Purchase Date, as the case may be, with respect to such Debenture (provided the conditions in Section 3.08(a) or Section 3.09(c), as applicable, have been satisfied) and (y) the time of delivery of such Debenture to the Paying Agent by the Holder thereof in the manner required by Section 3.08(a) or Section 3.09(c), as applicable. Debentures in respect of which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted pursuant to
Article VIII hereof on or after the date of the delivery of such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, unless such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

     A Purchase Notice or Fundamental Change Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent or to the office or agency referred to in Section
4.02 in accordance with the Purchase Notice or Fundamental Change Purchase Notice, as the case may be, at any time prior to the close of business on the Purchase Date or the Fundamental Change Purchase Date, as the case may be, specifying:

          (1) the Principal Amount of the Debentures with respect to which such notice of withdrawal is being submitted;

          (2) if certificated debentures have been issued, the certificate number of the Debentures in respect of which such notice of withdrawal is being submitted (or if the debentures are not certificated, the withdrawal notice must comply with appropriate DTC procedures; and

          (3) the Principal Amount, if any, of any such Debentures which remain subject to the original Purchase Notice or Fundamental Change Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

     There shall be no purchase of any Debentures pursuant to Section 3.08 or
3.09 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Debentures, of the required Purchase Notice or Fundamental Change Purchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be, with respect to such Debentures). The Paying Agent will promptly return to the respective Holders thereof any Debentures (x) with respect to which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been withdrawn in compliance with this Supplemental Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be, with respect to such Debentures) in which case, upon such return, the Purchase Notice or Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

     Section 3.11. Deposit of Purchase Price or Fundamental Change Purchase
                   --------------------------------------------------------
Price. Prior to 10:00 a.m. New York City time on the Purchase Date or the
-----
Fundamental Change Purchase Date, as the case may be, (or if such day is not a Business Day, by 10:00 a.m. on the next Business Day) the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of all the Debentures or portions thereof which are to be purchased as of the Purchase Date or Fundamental Change Purchase Date, as the case may be. After the Purchase Date or the Fundamental Change Purchase Date, Original Issue Discount, Tax Original Issue Discount, and contingent interest, if any, shall cease to accrue on such Debentures, such Debentures shall cease to be Outstanding and the Holders thereof shall have no other rights as such (other than the right to receive the Purchase Price or Fundamental Change Purchase Price, as the case may be, upon surrender of such Debentures) whether or not book-entry transfer of such Debentures has been made or such Debentures are delivered to the Paying Agent.

     Section 3.12. Debentures Purchased in Part. Any Debenture which is to be
                   ----------------------------
purchased only in part shall be surrendered at the office of the Paying Agent or to the office or agency referred to in Section 4.02 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Debenture, without service charge, a new Debenture or Debentures, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Debenture so surrendered which is not purchased.

     Section 3.13. Covenant to Comply With Securities Laws Upon Purchase of
                   --------------------------------------------------------
Debentures. In connection with any offer to purchase or purchase of Debentures
----------
under Section 3.08 or 3.09 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act and any other then applicable tender offer rules, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Sections 3.08 and 3.09 to be exercised in the time and in the manner specified in Sections 3.08 and 3.09.

     Section 3.14. Repayment to the Company. The Trustee and the Paying Agent
                   ------------------------
shall return to the Company any cash that remains unclaimed as provided in paragraph 14 of the Debentures, together with interest, if any, thereon, held by them for the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be; provided, however, that to the extent that the aggregate
                    --------  -------
amount of cash deposited by the Company pursuant to Section 3.11 exceeds the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of the Debentures or portions thereof which the Company is obligated to purchase as of the Purchase Date or Fundamental Change Purchase Date, as the case may be, then as promptly as practicable after the Business Day following the Purchase Date or Fundamental Change Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest, if any, thereon.

     Notwithstanding anything in this Supplemental Indenture to the contrary, all moneys delivered to the Trustee (in any capacity) for payment to Holders shall remain uninvested unless otherwise agreed to in writing between the Company and the Trustee.

                                  ARTICLE IV

                                   COVENANTS

     Section 4.01. Payment of Debentures. The Company shall promptly make all
                   ---------------------
payments in respect of the Debentures on the dates and in the manner provided in the Debentures and the Indenture. Principal Amount, Issue Price, Accrued Original Issue Discount, Tax Original Issue Discount, Redemption Price, Purchase Price, Fundamental Change Purchase Price and contingent interest, if any, shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with the Indenture, cash or securities, if expressly permitted hereunder, sufficient to pay all such amounts then due.

     The Company shall, to the extent permitted by law, pay interest on overdue amounts at the per annum rate of interest set forth in paragraph 1 of the Debentures, compounded semi-annually, which interest on overdue amounts (to the extent payment of such interest shall be legally enforceable) shall accrue from the date such overdue amounts were originally due and payable.

     Section 4.02. Maintenance of Office or Agency. The Company will maintain in
                   -------------------------------
Chicago, Illinois, in such location as may be required by the rules of any securities exchange or quotation system on which the Debentures may from time to time be listed, an office or agency where Debentures may be presented or surrendered for payment, where Debentures may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Debentures and the Indenture may be served. The office of the Trustee in Chicago, Illinois, which office on the date hereof is located at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, shall be such office or agency for all of the aforesaid purposes unless the Company shall maintain some other office or agency for such purposes and shall give prompt written notice to the Trustee of the location, and any change of location, of such other office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee specified in Section 1.05 of the Principal Indenture.

     The Company may also from time to time designate one or more other offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in Chicago, Illinois, for such purposes.

     Section 4.03. Calculation of Accrued Original Issue Discount and Tax
                   ------------------------------------------------------
Original Issue Discount. The Company shall file with the Trustee, within 30 days
-----------------------
following the end of each calendar year, a written notice specifying (i) the amount of Accrued Original Issue Discount and Tax Original Issue Discount (including the daily rates and accrual periods) accrued on Outstanding Debentures as of the end of such year and (ii) such other specific information relating to such Accrued Original Issue Discount and Tax Original Issue Discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

                                    ARTICLE V

                                EVENTS OF DEFAULT

     Section 5.01. Amendment of Section 7.01 of the Principal Indenture. The
                   ----------------------------------------------------
Principal Indenture is hereby amended, solely with respect to the Debentures and not with respect to any other series of Notes issued or to be issued thereunder, by deleting Section 7.01 of the Principal Indenture in its entirety and inserting in its stead the following:

          "Section 7.01. An "Event of Default," wherever used herein with
                             ----------------
     respect to the Debentures, means any one of the following events:

          (a) a default in the payment of the Principal Amount, Redemption Price, Purchase Price or Fundamental Change Purchase Price on any Debenture when the same becomes due and payable pursuant to the terms hereof;

          (b) failure of the Company to make any payment of contingent interest when the same becomes due and payable pursuant to the terms of Article VII hereof for a period of 30 days;

          (c) the Company fails to comply with any of its agreements in the Debentures or the Indenture (other than those referred to in clauses (a) or (b) above) upon the receipt of notice of such default from the Trustee or from Holders of not less than 25% in aggregate Principal Amount of the Debentures then Outstanding and such failure (or the failure to obtain a waiver thereof) continues for 60 days after receipt by the Company of a Notice of Default;

          (d) the Company pursuant to or under or within the meaning of any Bankruptcy Law:

               (1) commences a voluntary case or proceeding;

               (2) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

               (3) consents to the appointment of a Custodian of it or for any substantial part of its property;

               (4) makes a general assignment for the benefit of its creditors;

               (5) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

               (6) consents to the filing of such petition or the appointment of or taking possession by a Custodian; or

          (e) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (1) is for relief against the Company in an involuntary case or proceeding, or adjudicates the Company insolvent or bankrupt;

               (2) appoints a Custodian of the Company or for any substantial part of its property; or

               (3) orders the winding up or liquidation of the Company and the order or decree remains unstayed and in effect for 60 days.

          Notwithstanding anything herein to the contrary, a Default is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate Principal Amount of the Debentures at the time Outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (b) or clause (c) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."
                                               -----------------

     Section 5.02. Amendment to Section 7.02 of the Principal Indenture. The
                   ----------------------------------------------------
Principal Indenture is hereby amended, solely with respect to the Debentures and not with respect to any other series of Notes issued or to be issued thereunder, by adding the following sentence at the end of the first paragraph of Section
7.02 of the Principal Indenture:

          "Notwithstanding the preceding sentence, if an Event of Default specified in Section 7.01(d) or (e) occurs and is continuing, the Issue Price plus Accrued Original Issue Discount, and any accrued and unpaid contingent interest, on all the Debentures to the date of the occurrence of such Event of Default shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Debentureholders."

                                  ARTICLE VI

            SUPPLEMENTAL INDENTURES; MERGERS, CONSOLIDATIONS, ETC.

     Section 6.01. Supplemental Indentures Requiring the Consent of the Holder
                   -----------------------------------------------------------
of Each Debenture. In addition to those supplemental indentures specified in
-----------------
Section 11.02 of the Principal Indenture as requiring the consent of the holders of each Outstanding Debenture, supplemental indentures purporting to effect any of the following modifications to the Debentures would also require the consent of the holders of each Outstanding Debenture:

     (a) alter the manner or rate of accrual of Original Issue Discount or contingent interest on any Debenture;

     (b) make any Debenture payable in money or securities other than that stated in the Debenture;

     (c) reduce the Principal Amount, Accrued Original Issue Discount, Redemption Price, Purchase Price or Fundamental Change Purchase Price with respect to any Debenture;

     (d) make any change that adversely affects the right to convert any Debenture;

     (e) make any change that adversely affects the right to require the Company to purchase a Debenture pursuant to Sections 3.08 and 3.09 hereof; and

     (f) impair the right of a Holder to institute suit for the enforcement of any payment with respect to, or conversion of, the Debentures.

     Section 6.02. Amendment to Section 10.01 of the Principal Indenture. The
                   -----------------------------------------------------
Principal Indenture is hereby amended, solely with respect to the Debentures and not with respect to any other series of Notes issued or to be issued thereunder, by replacing the introductory paragraph and paragraph (1) of Section 10.01 of the Principal Indenture with the following:

          "SECTION 10.01. The Company shall not consolidate with or merge into any other Person or convey, transfer, sell or lease its properties and assets as, or substantially as, an entirety to any Person, unless:

          (1) the Company is the surviving Person or the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer, sale or lease the properties and assets of the Company as, or substantially as, an entirety shall be a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia or any other country, if the consolidation, merger, conveyance, transfer, sale or lease would not impair the rights of the Holders and the successor Person shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance of all obligations of all the Debentures and of every covenant of this Indenture, and the First Supplemental Indenture, on the part of the Company to be performed or observed;"

The remainder of Section 10.01 of the Principal Indenture shall continue to remain in effect as originally set forth in the Principal Indenture.

                                  ARTICLE VII

                              CONTINGENT INTEREST

     Section 7.01. Contingent Interest. Commencing on August 1, 2006, the
                   -------------------
Company shall make contingent interest payments to the holders of Debentures, as set forth in Section 7.02 below, during any six-month period from August 1 to January 31 and from February 1 to July 31 (each a "Semi-Annual Period") if, but
                                                   ------------------       ---
only if, the average Closing Sale Price during the relevant Measurement Period
-------
equals or exceeds 120% of the Relevant Value of the Debenture. During any Semi-Annual Period when contingent interest is payable pursuant to this section, each contingent interest payment due and payable on each $1,000 Principal Amount of Debenture shall be calculated for each of the first three months and the second three months of the applicable Semi-Annual Period, and in each instance shall equal the greater of (i) 0.00125 multiplied by the sum of the Issue Price and Accrued Original Issue Discount for such Debenture on the last day of the relevant three-month period and (ii) the sum of all Regular Cash Dividends paid by the Company per share on the Common Stock during such three-month period multiplied by the number of shares of Common Stock issuable upon conversion of such Debenture at the then applicable Conversion Rate.

     "Measurement Period" means the five Trading Days ending on the third
      ------------------
scheduled Trading Day immediately preceding the start of the relevant Semi-Annual Period. "Relevant Value" means the sum of the Issue Price and the Accrued Original Issue Discount of one Debenture having a Principal Amount of $1,000 as of the July 31st or January 31st preceding the relevant Semi-Annual Period divided by the Conversion Rate in effect at the end of the Measurement Period. Notwithstanding the above definition of Relevant Value, if the Company should declare a dividend for which the record date for such dividend (the "Common Stock Record Date") falls prior to the first day of a Semi-Annual
 ------------------------
Period, but the payment date for such dividend falls within such Semi-Annual Period, then the "Measurement Period" shall mean the five Trading Days ending on the third Trading Day immediately preceding such Common Stock Record Date.

     The Original Issue Discount of the Debentures will continue to accrue at the yield set forth in paragraph 1 of the Debenture to Stated Maturity whether or not contingent interest payments are made.

     Section 7.02. Payment of Contingent Interest; Contingent Interest Rights
                   ----------------------------------------------------------
Preserved.
---------

     If payable, contingent interest shall be paid on the payment date for the related Common Stock dividend or, if the Company does not pay a regular cash dividend on its Common Stock during a Semi-Annual Period, on the last day of such Semi-Annual Period (in each case, a "Contingent Interest Payment Date"). Contingent Interest payments on any
         --------------------------------
Debenture that are payable, and are punctually paid or duly provided for, on any Contingent Interest Payment Date shall be paid to the person who is the holder of that Debenture at the close of business on the relevant Common Stock Record Date or, if the Company does not pay a regular cash dividend on its Common Stock during a Semi-Annual Period, to the person who is the holder of that Debenture on the 15th day (whether or not a Business Day) preceding the last day of such Semi-Annual Period (each, a "Contingent Interest Record Date"). Each payment of
                             -------------------------------
contingent interest on any Debenture shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States. In the case of a Global Debenture, interest payable on any Contingent Interest Payment Date will be paid to the Depositary for the purpose of permitting DTC to credit the interest received by it in respect of such Global Debenture to the accounts of the beneficial owners thereof.

     Upon determination that Holders of Debentures will be entitled to receive contingent interest during a Semi-Annual Period, on or prior to the start of such Semi-Annual Period, the Company will issue a press release publicly disclosing such information.

                                  ARTICLE VIII

                                   CONVERSION

     Section 8.01. Conversion Privilege. A Holder of a Debenture may convert
                   --------------------
such Debenture into shares of Common Stock at any time during the period stated in paragraph 9 of the Debentures, subject to the provisions of this Article
VIII. The number of shares of Common Stock issuable upon conversion of a Debenture per $1,000 of Principal Amount thereof (the "Conversion Rate") shall
                                                       ---------------
be that set forth in paragraph 9 of the Debentures, subject to adjustment as set forth herein.

     A Holder may convert a portion of the Principal Amount of a Debenture if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Supplemental Indenture that apply to conversion of all of a Debenture also apply to conversion of a portion of a Debenture.

     Section 8.02. Conversion Procedure. To convert a Debenture, a Holder must
                   --------------------
satisfy the requirements in paragraph 9 of the Debentures. The date on which the Holder of Debentures satisfies all those requirements is the conversion date (the "Conversion Date"). As soon as practicable after the Conversion Date, the
      ---------------
Company shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 8.03; provided, however, that in the event of a Principal Value Conversion described in paragraph 9 of the Debenture, the Company shall deliver such cash and/or Common Stock as shall be specified in its Principal Value Conversion Notice. The Person in whose name the certificate is registered shall be treated as the stockholder of record on and after the Conversion Date; provided, however, that no surrender of a Debenture on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Debenture shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Debenture, such Person shall no longer be a Holder of such Debenture.

     Holders may surrender a Debenture for conversion by means of book-entry delivery in accordance with paragraph 9 of the Debentures and the regulations of the applicable book-entry facility.

     No payment on the Debentures or adjustment of the Conversion Rate will be made for dividends on or other distributions with respect to any Common Stock except as provided in paragraph 9 of the Debenture and in this Article VIII. On conversion of a Debenture, that portion of Tax Original Issue Discount and Accrued Original Issue Discount attributable to the period from the Issue Date of the Debenture to the Conversion Date and (except as provided below) accrued contingent interest, if any, with respect to the converted Debenture shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Debenture being converted pursuant to the provisions hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Tax Original Issue Discount and Original Issue Discount accrued through the Conversion Date and accrued contingent interest, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Debenture being converted pursuant to the provisions hereof.

     If a Holder converts more than one Debenture at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total Principal Amount of the Debentures converted.

     Upon surrender of a Debenture that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Debenture in an authorized denomination equal in Principal Amount to the unconverted portion of the Debenture surrendered.

     Section 8.03. Fractional Shares. The Company will not issue a fractional
                   -----------------
share of Common Stock upon conversion of a Debenture. Instead the Company will deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/10,000th of a share by multiplying the Current Market Price on the Trading Day prior to the Conversion Date of a full share of Common Stock by the fractional amount and rounding the product to the nearest whole cent.

     Section 8.04. Taxes on Conversion. If a Holder converts a Debenture, the
                   -------------------
Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of

Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

     Section 8.05. Company to Provide Stock. The Company shall, prior to
                   ------------------------
issuance of any Debentures hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Debentures.

     All shares of Common Stock delivered upon conversion of the Debentures shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

     The Company will endeavor promptly to comply with all Federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Debentures, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

     Section 8.06. Adjustment for Change in Capital Stock. In case the Company
                   --------------------------------------
shall (i) pay a dividend, or make a distribution, in shares of its Common Stock, on its Common Stock, (ii) subdivide its outstanding Common Stock into a greater number of shares, or (iii) combine its outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the holder of any Debenture thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such Holder would have owned or have been entitled to receive after the occurrence of any of the events described above had such Debenture been converted immediately prior to the occurrence of such event. If any dividend or distribution of the type described in clause (i) above is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend as distribution had not been declared. An adjustment made pursuant to this Section 8.06 shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or combination.

     Section 8.07. Adjustment for Rights Issue. In case the Company shall issue
                   ---------------------------
rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Stock at a price per share less than the Current Market Price per share of Common Stock at the record date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered to holders of Common Stock for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the record date for the determination of the stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such record date for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price of such Common Stock, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

     Section 8.08. Adjustment for Other Distributions.
                   ----------------------------------

     (a) In case the Company shall distribute to all holders of its Common Stock any shares of any class of capital stock (other than Common Stock), evidences of indebtedness or assets of the Company, including securities, but excluding rights or warrants described in Section 8.07, dividends or distributions of Common Stock described in Section 8.06 hereof, and cash distributions described in Section 8.08(b) hereof, (any of the foregoing hereinafter in this Section 8.08(a) called the "Distributed Securities"), then, the Conversion Rate shall be
                    ----------------------
adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the record date mentioned below, and the denominator shall be the Current Market Price per share of the Common Stock on such record date less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive, and described in a certificate filed with the Trustee) of the Distributed Securities so distributed applicable to one share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution. Notwithstanding the foregoing, in the event that the then fair market value (as so determined) of the portion of the Distributed Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of Distributed Securities such Holder would have received had such Holder converted each Debenture immediately prior to such record date. In the event that such distribution is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this

Section 8.08(a) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

     Notwithstanding the foregoing provisions of this Section 8.08(a), no adjustment shall be made thereunder for any distribution of Distributed Securities if the Company makes proper provision so that each Holder of a Debenture who converts such Debenture (or any portion thereof) after the record date for such distribution shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the amount and kind of Distributed Securities that such Holder would have been entitled to receive if such Holder had, immediately prior to such record date, converted such Debenture for Common Stock; provided that, with respect to any Distributed Securities that are convertible, exchangeable or exercisable, the foregoing provision shall only apply to the extent (and so long as) the Distributed Securities receivable upon conversion of such Debenture would be convertible, exchangeable or exercisable, as applicable, without any loss of rights or privileges for a period of at least 60 days following conversion of such Debenture.

     (b) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding (x) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, and (y) any quarterly cash dividend on the Common Stock to the extent the aggregate cash dividend per share of Common Stock in any fiscal quarter does not exceed the greater of (A) the amount per share of Common Stock of the next preceding quarterly cash dividend on the Common Stock to the extent such preceding quarterly dividend did not require any adjustment of the Conversion Rate pursuant to this Section 8.08(b) (as adjusted to reflect subdivisions or combinations of the Common Stock), and (B) 3.75% of the average of the Closing Sale Price of the Common Stock (determined as provided in the definition of Current Market Price) during the ten Trading Days immediately prior to the date of declaration of such dividend), then, in such case, unless the Company elects to reserve such cash for distribution to the holders of the Debentures upon the conversion of the Debentures so that any such holder converting Debentures will receive upon such conversion in addition to the shares of Common Stock to which such holder is entitled, the amount of cash which such holder would have received if such holder had, immediately prior to the record date for such distribution of cash, converted its Debentures for Common Stock, the Conversion Rate shall be increased so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the record date by a fraction of which the numerator shall be such Current Market Price of the Common Stock and the denominator shall be the Current Market Price of the Common Stock on the record date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock, such increase to be effective immediately prior to the opening of business on the day following the record date; provided, however, that in the event that the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each Debenture on the record date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. If any adjustment is required to be made as set forth in this Section 8.08(b) as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant to (y) above. If an adjustment is required to be made as set forth in this Section 8.08(b) above as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution.

     (c) In case a tender or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer shall involve the payment by the Company or such Subsidiary of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of such Board of Directors at the last time tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) (the "Expiration Time")) that
                                                     ---------------
exceeds the Current Market Price per share of Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to holders of Common Stock based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares of Common Stock validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares") and (y) the
                                            ----------------
product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, and the denominator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such increase to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be effect if such tender or exchange offer had not been made.

     (d) In case of a tender or exchange offer by a Person other than the Company or any Subsidiary for an amount which increases the offeror's ownership of Common Stock to more than 25% of the Common Stock outstanding and shall involve the payment by such Person of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors at the Expiration Time) that exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, and in which, as of the Expiration Time the Board of Directors is not recommending rejection of the offer, the Conversion Rate shall be increased so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to holders of Common Stock based on the acceptance (up to an maximum specified in the terms of the tender or exchanged offer) of all Purchased Shares and (y) the product of the number of shares of Common Stock outstanding

(less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such increase to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 8.08(d) shall not be made if, as of the Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any transaction described in Article X of the Principal Indenture.

     Section 8.09. When Adjustment May be Deferred. No adjustment in the
                   -------------------------------
Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate. Any adjustments that would require an increase or decrease of less than 1% in the Conversion Rate shall be carried forward and taken into account in any subsequent adjustment.

     All calculations under this Article VIII shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be.

     Section 8.10. When No Adjustment Required. No adjustment need be made for
                   ---------------------------
rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

     No adjustment need be made for a change in the par value of the Common
Stock.

     To the extent the Debentures become convertible into cash, assets, property or securities (other than capital stock of the Company), no adjustment need be made thereafter as to the cash, assets, property or such securities. Interest will not accrue on the cash.

     Section 8.11. Notice of Adjustment. Whenever the Conversion Rate is
                   --------------------
adjusted, the Company shall promptly mail to Holders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice. The certificate shall, absent manifest error, be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

     Section 8.12. Voluntary Increase. The Company may make such increases in
                   ------------------
the Conversion Rate, in addition to those required by Sections 8.06, 8.07 and 8.08, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Company may from time to time increase the Conversion

Rate by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is so increased, the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice of such increase. The Company shall mail such notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.

     Section 8.13. Notice of Certain Transactions.
                   ------------------------------

     If:

     (1) the Company makes any distribution or dividend that would require an adjustment in the Conversion Rate pursuant to Section 8.06, 8.07 or 8.08; or

     (2) the Company takes any action that would require a supplemental indenture pursuant to Section 8.14; or

     (3) there is a liquidation, dissolution or winding-up of the Company;

then the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

     Section 8.14. Effect Reclassification, Consolidation, Merger or Sale. If
                   ------------------------------------------------------
any of the following events occur, namely (i) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture, providing that each Debenture shall be convertible into the kind and amount of shares of stock and other Debentures or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Debentures immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article.

     The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Debentures, at such Holder's address appearing on the Debenture register provided for in Section 2.3 of this Supplemental Indenture.

     The above provisions of this Section shall similarly apply to successive reclassifications, consolidations, mergers, combinations, and sales.

     If this Section applies, neither Section 8.06, 8.07 nor 8.08 applies.

     Section 8.15. Company Determination Final. Any determination that the
                   ---------------------------
Company or the Board of Directors must make pursuant to Section 8.03, 8.06, 8.07, 8.08, 8.09, 8.10, 8.14 or 8.17 is conclusive.

     Section 8.16. Trustee's Adjustment Disclaimer. The Trustee has no duty to
                   -------------------------------
determine when an adjustment under this Article VIII should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 8.14 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Debentures. The Trustee shall not be responsible for the Company's failure to comply with this
Article VIII, and shall not be deemed to have knowledge of any adjustment unless and until it shall have received a notice of adjustment pursuant to Section
8.11. Each Conversion Agent shall have the same protection under this Section
8.16 as the Trustee.

     Section 8.17. Simultaneous Adjustments. In the event that this Article VIII
                   ------------------------
requires adjustments to the Conversion Rate under more than one of Sections 8.06, 8.07, 8.08(a) or 8.08(b), and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 8.08(a), second, the provisions of Section 8.08(b), third the provisions of Section 8.06 and, fourth, the provisions of Section 8.07.

     Section 8.18. Successive Adjustments. After an adjustment to the Conversion
                   ----------------------
Rate under this Article VIII, any subsequent event requiring an adjustment under this Article VIII shall cause an adjustment to the Conversion Rate as so adjusted.

     Section 8.19. Rights Issued in Respect of Common Stock Issued Upon
                   ----------------------------------------------------
Conversion. Each share of Common Stock issued upon conversion of Debentures
----------
pursuant to this Article VIII shall be entitled to receive the appropriate number of Rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights agreement adopted by the Company, as the same may be amended from time to time (in each case, a "Rights
                                                                        ------
Agreement"). Provided that such Rights Agreement requires that each share of
---------
Common Stock issued upon conversion of Debentures at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in this
Article VIII, there shall not be any adjustment to the conversion privilege or Conversion Rate as a result of the issuance of Rights, the distribution of separate certificates representing the

Rights, the exercise or redemption of such Rights in accordance with any such Rights Agreement, or the termination or invalidation of such Rights.

     Section 8.20. General Considerations. Whenever successive adjustments to
                   ----------------------
the Conversion Rate are called for pursuant to this Article VIII, such adjustments shall be made to the Current Market Price or the conversion rate adjustment provisions of 8.06, 8.07, 8.08 and 8.17 as may be necessary or appropriate to effectuate the intent of this Article VIII and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

                                   ARTICLE IX

                         PAYMENT OF CONTINGENT INTEREST

     Section 9.01. Contingent Interest Payments. If applicable, contingent
                   ----------------------------
interest on any Debenture that is payable, and is punctually paid or duly provided for, on any Contingent Interest Payment Date shall be paid to the person in whose name that Debenture is registered at the close of business on the Contingent Interest Record Date at the office or agency of the Company maintained for such purpose. Each installment of contingent interest on any Debenture shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States. In the case of a Global Debenture, contingent interest payable on any Contingent Interest Payment Date will be paid to the Depositary, with respect to that portion of such Global Debenture held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such Global Debenture to the accounts of the beneficial owners thereof.

     Section 9.02. Defaulted Interest. Any contingent interest on any Debenture
                   ------------------
that is payable, but is not punctually paid or duly provided for, within 30 days following any Contingent Interest Payment Date (herein called "Defaulted
                                                               ---------
Interest," which term shall include any accrued and unpaid interest that has
--------
accrued on such defaulted amount in accordance with paragraph 1 of the Debentures), shall forthwith cease to be payable to the registered Holder thereof on the relevant Contingent Interest Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company at its election in each case, as provided in clause (a) or (b) below:

     (a) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Debentures are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debenture and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date (the "Special
                                                                      -------
Record Date") for the payment of such Defaulted Interest which shall be not more
-----------
than 15 days and not less than ten (10) days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Debentures at his address as it appears on the list of Debentureholders maintained pursuant to Section 2.05 not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in The Wall Street Journal, but such
                                        -----------------------
publications shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Debentures are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

     (b) The Company may make payment of any Defaulted Interest on the Debentures in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Debentures may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

     Section 9.03. Interest Rights Preserved. Subject to the foregoing
                   -------------------------
provisions of this Article IX and Section 2.05, each Debenture delivered under this Supplemental Indenture upon registration of transfer of or in exchange for or in lieu of any other Debenture shall carry the rights to contingent interest accrued and unpaid, which were carried by such other Debenture.

                                   ARTICLE X

                                 MISCELLANEOUS

     Section 10.01. Effect of Supplemental Indenture. The Principal Indenture,
                    --------------------------------
as supplemented and amended by this Supplemental Indenture and all other indentures supplemental thereto, is in all respects ratified and confirmed, and the Principal Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument. To the extent any provision of the Principal Indenture shall conflict with any provision of this Supplemental Indenture, solely for the purposes of the Debentures and for determining the rights of Debentureholders, the provisions of this Supplemental Indenture shall control.

     Section 10.02. Conflict with Trust Indenture Act. If any provision hereof
                    ---------------------------------
limits, qualifies or conflicts with another provision hereof which is required to be included in this Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

     Section 10.03. Successors and Assigns. All covenants and agreements in this
                    ----------------------
Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

     Section 10.04. Separability Clause. In case any provision in this
                    -------------------
Supplemental Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions (or of other series of Notes) shall not in any way be affected or impaired thereby.

     Section 10.05. Benefits of Supplemental Indenture. Nothing in this
                    ----------------------------------
Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of the Debentures, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

     Section 10.06. Governing Law. THIS SUPPLEMENTAL INDENTURE AND EACH
                    -------------
DEBENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAW OF THE STATE OF ILLINOIS AND THIS SUPPLEMENTAL INDENTURE AND EACH SUCH DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF ILLINOIS.

     Section 10.07. Execution in Counterparts. This Supplemental Indenture may
                    -------------------------
be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     Section 10.08. Responsibility for Recitals. The recitals contained herein
                    ---------------------------
shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of the Principal Indenture or this Supplemental Indenture.

     Section 10.09. Calculations. The Company shall be solely responsible for
                    ------------
making all calculations called for under the Debentures and this Supplemental Indenture. Such calculations include, but are not limited to, the calculations under Articles III, V, VII and VIII hereof. The Company covenants to make all such calculations in good faith. Absent manifest error, such calculations shall be final and binding on Holders. The Company shall promptly provide a schedule of all its calculations to the Trustee. The Trustee shall always be entitled to assume that the Company has acted in good faith, and may rely on and shall be fully protected and shall incur no liability in relying on any calculation performed by the Company under or pursuant to the Indenture.

     Section 10.10. No Recourse. A director, officer, employee or stockholder,
                    -----------
as such, of the Company shall not have any liability for any obligations of the Company under the Debentures or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Debenture, each Debentureholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Debentures.

     Section 10.11. Tax Matters.
                    -----------

     (a) Tax Treatment. The parties hereto hereby agree, and each Holder by its purchase of a Debenture hereby agrees:

          (1) to treat the Debentures as indebtedness of the Company for all tax purposes;

          (2) to treat the Debentures as indebtedness that are subject to the special regulations governing contingent payment debt instruments that are contained in U.S. Treasury Regulation section 1.1275-4; and

          (3) to treat any payment to and receipt by a Holder of Common Stock upon conversion of a Debenture as a contingent payment under Treasury Regulation section 1.1275-4(b) that will result in an adjustment under Treasury Regulation section 1.1275-4(b)(3)(iv) and Treasury Regulation section 1.1275-4(b)(6).

 (b) Comparable Yield and Projected Payment Schedule. Solely for purposes of applying Treasury Regulation section 1.1275-4 to the Debentures:

          (1) for United States Federal income tax purposes, the Company shall accrue interest with respect to Outstanding Debentures as original issue discount according to the "noncontingent bond method," as set forth in Treasury Regulation Section 1.1275-4(b);

          (2) the Company has determined that the comparable yield, as defined in Treasury Regulation section 1.1275-4(b)(4)(i), for the Debentures is 5.89%, compounded semiannually;

          (3) the Company has determined that the projected payment schedule, as defined in Treasury Regulation section 1.1275-4(b)(4)(ii), for the Debentures consists of the projected payment schedule referred to in (5) below;

          (4) the Company acknowledges and agrees, and each Holder and any beneficial holder of a Debenture, by its purchase of a Debenture shall be deemed to acknowledge and agree, that (i) the projected payment schedule is determined on the basis of an assumption of linear growth of stock price and a constant dividend yield, (ii) the comparable yield and the projected payment schedule are not determined for any purpose other than for the purpose of applying Treasury Regulation section 1.1275-4(b) to the Debentures and (iii) the comparable yield and the projected payment schedule do not constitute a projection or representation regarding the actual amounts payable on the Debentures; and

          (5) the projected payment schedule, as defined in Treasury Regulation section 1.1275-4(b)(4)(ii) for the Debentures is set forth in Annex 1 hereto.

                                  SIGNATURES

     IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Supplemental Indenture on behalf of the respective parties hereto as of the date first above written.

                                         HOUSEHOLD INTERNATIONAL, INC.

                                         By        /s/ E.D. Ancona
                                            ---------------------------------
                                            Name:  E.D. Ancona
                                            Title: Managing Director - Treasurer


                                         BNY MIDWEST TRUST COMPANY

                                         By:       /s/ C. Potter
                                             ---------------------------------
                                             Name:   C. Potter
                                             Title:  Assistant Vice President

                                   EXHIBIT A

                      [FORM OF FACE OF GLOBAL DEBENTURE]

     FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THIS DEBENTURE IS ISSUED WITH AN INDETERMINATE AMOUNT OF ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE DATE IS AUGUST 2, 2001, AND THE YIELD TO MATURITY FOR PURPOSES OF ACCRUING ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES IS 5.89% PER ANNUM, COMPOUNDED SEMIANNUALLY.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO HOUSEHOLD INTERNATIONAL, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL DEBENTURE SHALL BE LIMITED TO TRANSFERS, IN WHOLE BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL DEBENTURE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         HOUSEHOLD INTERNATIONAL, INC.
                        Zero Coupon Convertible Senior
                              Debentures Due 2021

No.                                CUSIP:  441815 AN 7
Issue Date: August 2, 2001         Original Issue Discount: $180.86
Issue Price:  $819.14              (for each $1,000 Principal
(for each $1,000 Principal         Amount at Maturity)
Amount at Maturity)

     HOUSEHOLD INTERNATIONAL, INC., a Delaware corporation, promises to pay to Cede & Co. or registered assigns, the Principal Amount of [ ] [ ] on August 2, 2021.

     This Debenture shall not bear interest except as specified on the other side of this Debenture. Original Issue Discount will accrue as specified on the other side of this Debenture. This Debenture is convertible as specified on the other side of this Debenture.

     Additional provisions of this Debenture are set forth on the other side of this Debenture.

Dated:  August 2, 2001                        HOUSEHOLD INTERNATIONAL, INC.

                                              By:
                                                  ------------------------------
                                                  Title:

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

BNY MIDWEST TRUST COMPANY,
as Trustee, certifies that this
is one of the Debentures referred
to in the within-mentioned Indenture.

By:
   -----------------------------------
    Authorized Signatory

Dated:

                      [FORM OF REVERSE SIDE OF DEBENTURE]
                        Zero Coupon Convertible Senior
                              Debentures Due 2021

1.   Interest.
     --------

     This Debenture shall not bear interest, except as specified in this paragraph or in paragraph 5 hereof. If the Principal Amount hereof or any portion of such Principal Amount is not paid when due (whether upon acceleration pursuant to Section 7.02 of the Principal Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 6 hereof, upon the date set for payment of the Purchase Price or Fundamental Change Purchase Price pursuant to paragraph 7 hereof or upon the Stated Maturity of this Debenture) or if contingent interest, if any, due hereon or any portion of such contingent interest is not paid when due in accordance with paragraph 5 hereof, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 1.00% per annum, compounded semi-annually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount.

     Original Issue Discount (the difference between the Issue Price and the Principal Amount of the Debenture), in the period during which a Debenture remains outstanding, shall accrue at 1% per annum, on a semi-annual bond equivalent basis using a 360-day year composed of twelve 30-day months, from the Issue Date of this Debenture.

2.   Method of Payment.
     -----------------

     Subject to the terms and conditions of the Indenture, the Company will make payments in respect of Redemption Prices, Purchase Prices, Fundamental Change Purchase Prices and at Stated Maturity to Holders who surrender Debentures to a Paying Agent to collect such payments in respect of the Debentures. In addition, the Company will pay contingent interest, if any. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3.   Paying Agent, Conversion Agent and Registrar.
     --------------------------------------------

     Initially, BNY Midwest Trust Company, an Illinois trust corporation (the "Trustee"), will act as Paying Agent, Conversion Agent and Registrar. The
 -------
Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee except that the Company will maintain at least one Paying Agent in the State of Illinois, City of Chicago or in the State of New York, City of New York, Borough of Manhattan. Initially, such Paying Agent shall be an office or agency of the Trustee located in Chicago, Illinois. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

4.   Indenture.
     ---------

     The Company has issued the Debentures under an Indenture dated as of January 1, 1995 (the "Principal Indenture") and a Supplemental Indenture dated
                      -------------------
as of August 2, 2001 (the "Supplemental Indenture," and together with the Principal Indenture, the "Indenture"), among the Company and the Trustee. The
                          ---------
terms of the Debentures include those stated in the Indenture and those made part of the Supplemental Indenture by reference to the Debentures themselves and the Trust Indenture Act of 1939, as in effect from time to time (the "TIA").
                                                                      ---
Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Principal Indenture and the Supplemental Indenture. The Debentures are subject to all such terms, and Debentureholders are referred to the Principal Indenture, the Supplemental Indenture and the TIA for a statement of those terms.

     The Debentures are senior unsecured obligations of the Company limited to $1,220,793,000 aggregate Principal Amount (subject to Section 2.06 of the Principal Indenture) and will rank equally in right of payment to all the Company's existing and future senior unsecured indebtedness and prior to all subordinated indebtedness. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.   Contingent Interest.
     -------------------

     Subject to the conditions of the Supplemental Indenture and the accrual and record date provisions specified in this paragraph 5, the Company shall pay contingent interest to the Holders during any six-month period (a "Semi-Annual
                                                                   -----------
Period") from February 1 to July 31 and from August 1 to January 31, with the
------
initial six-month period commencing after August 1, 2006, if the average Closing Sale Price for the Measurement Period with respect to such Semi-Annual Period equals or exceeds 120% of the Relevant Value of a Debenture.

     The amount of contingent interest payable per $1,000 Principal Amount hereof in respect of any Semi-Annual Period shall be calculated for each of the first three months and the second three months of the applicable Semi-Annual Period, and in each instance shall equal the greater of (i) 0.00125 multiplied by the sum of the Issue Price and Accrued Original Issue Discount for a Debenture on the last day of the relevant three-month period and (ii) the sum of all Regular Cash Dividends paid by the Company per share on the Common Stock during such three-month period multiplied by the number of shares of Common Stock into which $1,000 Principal Amount hereof is convertible pursuant to Paragraph 9 hereof as of the accrual date for such contingent interest.

     Contingent interest, if any, will accrue and be payable on such days and to Holders of this Debenture as of such record dates as provided in Section 7.02 of the Supplemental Indenture. Original Issue Discount will continue to accrue at 1% per annum whether or not contingent interest is paid.

     Upon determination that Holders will be entitled to receive contingent interest which may become payable during a Semi-Annual Period, on or prior to the first day of such Semi-Annual Period, the Company shall issue a press release publicly disclosing such information.

6.   Redemption at the Option of the Company.
     ---------------------------------------

     No sinking fund is provided for the Debentures. The Debentures are redeemable as a whole, or from time to time in part, at any time at the option of the Company at the Redemption Prices set forth below, provided that the Debentures are not redeemable prior to August 2, 2006.

     The table below shows Redemption Prices of a Debenture per $1,000 Principal Amount on the dates shown below and at Stated Maturity, which prices reflect the Issue Price plus accrued Original Issue Discount calculated to and including each such date. The Redemption Price of a Debenture redeemed between such dates shall include an additional amount reflecting the additional Original Issue Discount accrued from, but excluding, the next preceding date in the table through the actual date of redemption.


                                                           (2)           (3)
                                            (1)          Accrued     Redemption
                                         Debenture   Original Issue     Price
Redemption Date                        Issue Price       Discount     (1) + (2)
---------------                        -----------   --------------  -----------

August 2:
2006 ................................     $819.14         $41.90       $861.04
2007 ................................      819.14          50.53        869.67
2008 ................................      819.14          59.25        878.39
2009 ................................      819.14          68.05        887.19
2010 ................................      819.14          76.95        896.09
2011 ................................      819.14          85.93        905.07
2012 ................................      819.14          95.00        914.14
2013 ................................      819.14         104.17        923.31
2014 ................................      819.14         113.42        932.56
2015 ................................      819.14         122.77        941.91
2016 ................................      819.14         132.21        951.35
2017 ................................      819.14         141.75        960.89
2018 ................................      819.14         151.38        970.52
2019 ................................      819.14         161.11        980.25
2020 ................................      819.14         170.94        990.08
At Stated Maturity (August 2, 2021) .      819.14         180.86       1000.00

7.   Purchase by the Company at the Option of the Holder.
     ---------------------------------------------------

     Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Debentures held by such Holder on the following Purchase Dates and at the following Purchase Prices per $1,000 Principal Amount, upon delivery by such Holder to the Paying Agent of a Purchase Notice containing the information required as set forth in the Indenture, at any time from the opening of business on the date that is at least 20 Business Days prior to such Purchase Date until the close of business on such Purchase Date and upon book-entry transfer or delivery of the Debentures to the Paying Agent by the Holder as set forth in the Indenture.

     The Purchase Price (equal to the Issue Price plus accrued Original Issue Discount through the Purchase Date) shall be paid in cash in the amounts shown below.

       Purchase Date                      Purchase Price
       -------------                      --------------

       August 2, 2002                         $827.36
       August 2, 2003                         $835.65
       August 2, 2004                         $844.03
       August 2, 2005                         $852.49
       August 2, 2006                         $861.04
       August 2, 2008                         $878.39
       August 2, 2011                         $905.07
       August 2, 2016                         $951.35

     At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or a portion of the Debentures in integral multiples of $1,000 Principal Amount held by such Holder on the Fundamental Change Purchase Date for a Fundamental Change Purchase Price for each $1,000 Principal Amount for such Debentures equal to the Issue Price plus accrued Original Issue Discount through the Fundamental Change Purchase Date, which Fundamental Change Purchase Price shall be paid in cash.

     Holders have the right to withdraw any Purchase Notice or Fundamental Change Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

     If cash sufficient to pay the Purchase Price or Fundamental Change Purchase Price, as the case may be, of all Debentures or portions thereof to be purchased as of the Purchase Date or the Fundamental Change Purchase Date, as the case may be, is deposited with the Paying Agent on the Purchase Date or the Fundamental Change Purchase Date, as the case may be, then, whether or not book-entry transfer or delivery to the Paying Agent has been made, immediately on and after such Purchase Date or Fundamental Change Purchase Date, as the case may be, Original Issue Discount and contingent interest, if any, shall cease to accrue on such Debentures (or portions thereof), such Debentures shall cease to be Outstanding and the Holders thereof shall have no other rights as such (other than the right to receive the Purchase Price or Fundamental Change Purchase Price, as the case may be, upon surrender of such Debentures).

8.   Notice of Redemption.
     --------------------

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Debentures to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Debentures (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately on and after such Redemption Date, such Debentures (or portions thereof) shall cease to be Outstanding, Original Issue Discount, Tax Original Issue Discount and contingent interest, if any, shall cease to accrue on such Debentures (or portions thereof) and the Holder thereof shall have no other rights as such (other than the right to receive the Redemption Price upon surrender of such Debentures (or portions thereof) in accordance with the terms of the Supplemental Indenture). Debentures in denominations larger than $1,000 of Principal Amount may be redeemed in part but only in integral multiples of $1,000 of Principal Amount.

9.   Conversion.
     ----------

     Subject to the provisions of this paragraph 9 and the terms of the Indenture and notwithstanding the fact that any other condition to conversion has not been satisfied, Holders may convert the Debentures into Common Stock on a Conversion Date during any fiscal quarter commencing after September 30, 2001 or on any Business Day commencing after June 30, 2021, if the Closing Sale Price of Common Stock exceeds 110% of the Conversion Price for at least (x) 20 Trading Days in the 30 consecutive Trading Days ending on the last Trading Day of the preceding fiscal quarter or (y) one Trading Day after June 30, 2021 and prior to the Conversion Date.

     Subject to the provisions of this paragraph 9 and the terms of the Indenture and notwithstanding the fact any other condition to conversion has not been satisfied, Holders may convert the Debentures into Common Stock on a Conversion Date during the five Business Day period after any nine consecutive Trading Day period in which the Trading Price (as defined below) of the Debentures (as determined following a request by a Holder of the Debentures in accordance with the procedures described below) for each day of such period was less than 95% of the product of the Closing Sale Price of the Common Stock multiplied by the number of shares issuable upon conversion of $1,000 Principal Amount of the Debentures (the "95% Trading Exception"). If on the Conversion
                               ---------------------
Date of a Debenture pursuant to the 95% Trading Exception the Closing Sale Price of the Common Stock is greater than the Conversion Price, the Company may elect to pay, in lieu of Common Stock based on the Conversion Price, in cash or Common Stock or a combination of cash and Common Stock, at its option, with a value equal to the sum of Issue Price and Accrued Original Issue Discount (the "Accreted Value") of the Debenture to be converted as of the Conversion Date (a
 --------------
"Principal Value Conversion"). The Company shall notify the Debentureholder and
 --------------------------
the Trustee (a "Principal Value Conversion Notice") of a Principal Value
                ---------------------------------
Conversion by the second Trading Day following the Conversion Date whether the Company shall pay to the Debentureholder all or a portion of the Accreted Value in cash, Common Stock or a combination of cash and Common Stock and, if a combination, the percentages of the Accreted Value in respect of which it will pay in cash or Common Stock. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid upon a Principal Value Conversion once the Company has given its Principal Value Conversion Notice to Debentureholders. Any Common Stock to be delivered upon a Principal Value Conversion shall be valued at the greater of (x) the Conversion Price on the Conversion Date and (y) the Closing Sale Price on the third Trading Day after the Conversion Date. The Company shall pay any portion of the Accreted Value to be paid in cash on the third Trading Day after the Conversion Date. With respect to any portion of the Accreted Value to be paid in Common Stock, the Company shall deliver the Common Stock to the Holder on the fourth Trading Day following the Conversion Date.

     "Trading Price" per $1,000 Principal Amount of Debentures means the average
      -------------
of the secondary market bid quotations per $1,000 Principal Amount of Debentures obtained by the Conversion Agent for $10,000,000 Principal Amount of the Debentures at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company, provided that if at least three such bids cannot reasonably be obtained by the Conversion Agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Conversion Agent, this one bid shall be used. If the Conversion Agent cannot reasonably obtain at least one bid for $10,000,000 Principal Amount of the Debentures from a nationally recognized securities dealer or, in the reasonable judgment of the Company, the bid quotations are not indicative of the secondary market value of the Debentures, then the trading price of the Debentures will be deemed to equal (a) the number of shares issuable upon conversion of $1,000 Principal Amount of the Debentures multiplied by (b) the Closing Sale Price of our Common Stock on such determination date. The Conversion Agent shall have no obligation to determine the Trading Price of the Debentures unless the Company has requested such determination; and the Company shall have no obligation to make such request unless the Holder provides the Company with reasonable evidence that the Trading Price of the Debentures would be less than 95% of the product of the Closing Sale Price of the Common Stock and the number of shares issuable upon conversion of $1,000 Principal Amount of the Debentures; at which time, the Company shall instruct the Conversion Agent to determine the Trading Price of the Debentures beginning on the next Trading Day and on each successive Trading Day until the Trading Price is greater than or equal to 95% of the product of the Closing Sale Price of the Common Stock and the number of shares issuable upon conversion of $1,000 Principal Amount of the Debentures.

     Subject to the provisions of this paragraph 9 and the terms of the Indenture and notwithstanding the fact that any other condition to conversion has not been satisfied, a Holder may convert into Common Stock a Debenture or portion of a Debenture which has been called for redemption pursuant to paragraph 6 hereof, even if the Debenture, or any portion thereof is not subject to conversion by the Holder, but such Debentures may be surrendered for conversion until the close of business on the Business Day immediately preceding the Redemption Date.

     Subject to the provisions of this paragraph 9 and the terms of the Indenture and notwithstanding the fact that any other condition to conversion has not been satisfied, in the event that the Company declares a dividend or distribution described in Section 8.07 of the Supplemental Indenture, or a dividend or a distribution described in Section 8.08 of the

Supplemental Indenture where the fair market value of such dividend or distribution per share of Common Stock, as determined in the Indenture, exceeds 15% of the Closing Sale Price of the Common Stock on the Business Day immediately preceding the date of declaration for such dividend or distribution, the Debentures may be surrendered for conversion beginning on the date the Company gives notice to the Holders of such right, which shall not be less than 20 days prior to the ex-dividend date for such dividend or distribution, and Debentures may be surrendered for conversion at any time thereafter until the close of business on the Business Day prior to such ex-dividend date or until the Company announces that such dividend or distribution will not take place.

     Subject to the provisions of this paragraph 9 and the terms of the Indenture and notwithstanding the fact that any other condition to conversion has not been satisfied, in the event the Company is a party to a consolidation, merger, binding share exchange or sale of all or substantially all of our assets pursuant to which the Common Stock would be converted into cash, securities or other property as set forth in Section 8.14 of the Supplemental Indenture, the Debentures may be surrendered for conversion at any time from and after the date which is 15 days prior to the date of the anticipated effective time of such transaction announced by the Company until and including the date which is 15 days after the actual effective date of such transaction, and at the effective time of such transaction the right to convert a Debenture into Common Stock will be deemed to have changed into a right to convert it into the kind and amount of cash, securities or other property which the Holder would have received if the Holder had converted its Debenture immediately prior to the transaction.

     A Debenture in respect of which a Holder has delivered a Purchase Notice or Fundamental Change Purchase Notice exercising the option of such Holder to require the Company to purchase such Debenture may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

     The initial Conversion Rate is 9.0220 shares of Common Stock per $1,000 Principal Amount, subject to adjustment for certain events described in the Supplemental Indenture or this paragraph 9. The Company will deliver cash or a check in lieu of any fractional share of Common Stock.

     Contingent interest, if any, will not be paid on Debentures that are converted; provided, however that Debentures surrendered for conversion during the period from the close of business on any date on which contingent interest accrues to the opening of business on the date on which such contingent interest is payable, shall be entitled to receive such contingent interest payable on such Debentures on the date on which such contingent interest is payable and (except Debentures with respect to which the Company has mailed a notice of redemption) Debentures surrendered for conversion during such periods must be accompanied by payment of an amount equal to the contingent interest with respect thereto that the registered Holder is to receive.

     To convert a Debenture, a Holder must (1) complete and manually sign the conversion notice below (or a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Debenture to the Conversion Agent,
(3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

     A Holder may only convert a portion of a Debenture pursuant to the terms of this paragraph 9 and in accordance with the Indenture if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment of the Conversion Rate will be made for dividends on the Common Stock except as provided herein and in the Indenture. On conversion of a Debenture, that portion of accrued Tax Original Issued Discount, Accrued Original Issue Discount attributable to the period from the Issue Date through the Conversion Date and (except as provided above) accrued contingent interest, if any, with respect to the converted Debenture shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Debenture being converted pursuant to the terms hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Tax Original Issued Discount and Original Issue Discount accrued through the Conversion Date and accrued contingent interest, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Debenture being converted pursuant to the provisions hereof.

     The Conversion Rate shall be adjusted as set forth in Article VIII of the Supplemental Indenture.

     If the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets, or upon certain distributions described in the Indenture, the right to convert a Debenture into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another person.

     The Conversion Rate will not be adjusted for Accrued Original Issue Discount, accrued Tax Original Issue Discount or any contingent interest.

10.  [Reserved].
      --------

11.  Defaulted Interest.
     ------------------

     Except as otherwise specified with respect to the Debentures, any Defaulted Interest on any Debenture shall forthwith cease to be payable to the registered Holder thereof on the relevant Contingent Interest Record Date or accrual date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 9.02 of the Supplemental Indenture.

12.  Denominations; Transfer; Exchange.
     ---------------------------------

     The Debentures are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount and integral multiples of $1,000. A Holder may transfer or exchange Debentures in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Debentures selected for redemption (except, in the case of a Debenture to be redeemed in part, the portion of the Debenture not to be redeemed) or any Debentures in respect of which a Purchase Notice or Fundamental Change Purchase Notice has been given and not withdrawn (except, in the case of a Debenture to be purchased in part, the portion of the Debenture not to be purchased) or any Debentures for a period of 15 days before the mailing of a notice of redemption of Debentures to be redeemed.

13.  Persons Deemed Owners.
     ---------------------

     The registered Holder of this Debenture may be treated as the owner of this Debenture for all purposes.

14.  Unclaimed Money or Securities.
     -----------------------------

     The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Debentures that remains unclaimed for two years, subject to applicable unclaimed property laws. After return to the Company, Holders entitled to the money or Debentures must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

15.  Amendment; Waiver.
     -----------------

     Subject to certain exceptions set forth in the Indenture, (i) without the consent of any Holder, the Company and the Trustee may enter into one or more supplemental indentures to, among other things, add any additional Events of Default with respect to the Debentures, cure any ambiguity, defect or inconsistency or to correct or supplement any provision of the Indenture or in any supplemental indenture or any securities issued under the Indenture, make any change that does not adversely affect the rights of any Holders of Outstanding Debentures or any other purpose provided for in Section 11.01 of the Principal Indenture; and (ii) with the consent of the Holders of not less than a majority in aggregate Principal Amount of Outstanding Debentures, the Company and the Trustee may enter into one or more supplemental indentures for the purpose of adding any provisions or changing or eliminating any provisions of the Indenture; provided that, only with the consent of the Holder of each Outstanding Debenture, the Company and the Trustee may enter into one or more supplemental indentures to, among other things, alter the manner or rate of accrual of Original Issue Discount or contingent interest on any Debenture, reduce the Principal Amount, Accrued Original Issue Discount, Redemption Price, Purchase Price or Fundamental Change Purchase Price with respect to any Debenture, make any change that adversely affects the rights of the Holders of Outstanding Debentures to convert Debentures or require the Company to purchase Debentures pursuant to Sections 3.08 and 3.09 of the Supplemental Indenture, or any other purpose provided for in Article VI of the Supplemental Indenture or
Section 11.02 of the Principal Indenture.

16.  Defaults and Remedies.
     ---------------------

     If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount of the Debentures then Outstanding, may declare all the Debentures to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Debentures becoming due and payable immediately upon the occurrence of such Events of Default.

     In case an Event of Default with respect to any Debenture has occurred and is continuing, the amount payable upon any acceleration of the Debenture, with respect to such Debenture, shall be the Issue Price of the Debenture plus the Accrued Original Issue Discount accrued through the date of such acceleration, and any accrued and unpaid contingent interest through the date of acceleration.

17.  Trustee Dealings with the Company.
     ---------------------------------

     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Debentures and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

18.  No Recourse Against Others.
     --------------------------

     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Debentures or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Debenture, each Debentureholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Debentures.

19.  Authentication.
     --------------

     This Debenture shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Debenture.

20.  Abbreviations.
     -------------

     Customary abbreviations may be used in the name of a Debentureholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

21.  GOVERNING LAW.
     -------------

     THE INDENTURE AND THIS DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF ILLINOIS.

ASSIGNMENT FORM

To assign this Debenture, fill in the form below:

I or we assign and transfer this Debenture to

----------------------------------------------

(Insert assignee's soc. sec. or tax ID no.)

----------------------------------------------

----------------------------------------------

----------------------------------------------

(Print or type assignee's name, address and zip code)

and irrevocably appoint

_____________________ agent to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.



CONVERSION NOTICE

To convert this Debenture into Common Stock of the Company, check the box:


To convert only part of this Debenture, state the Principal Amount to be converted (which must be $1,000 or an integral multiple of $1,000):

$ _____________

If you want the stock certificate made out in another person's name, fill in the form below:

----------------------------------------------

(Insert other person's soc. sec. or tax ID no.)

----------------------------------------------

----------------------------------------------

----------------------------------------------

----------------------------------------------
(Print or type other person's name, address and zip code)

--------------------------------------------------------------------------------

Date:                         Your Signature:
     ----------------------                   ----------------------------------

--------------------------------------------------------------------------------

(Sign exactly as your name appears on the other side of this Debenture)

Signature Guarantee:
                              ---------------------------------------------

                               SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the
                                     -----
Securities Exchange Act of 1934, as amended.

                                    ANNEX 1

                          Projected Payment Schedule*

      Semi-Annual Period Ending          Projected Payment per Debenture

      February 2, 2001                               $--
      August 2, 2002                                 $--
      February 2, 2002                               $--
      August 2, 2003                                 $--
      February 2, 2003                               $--
      August 2, 2004                                 $--
      February 2, 2004                               $--
      August 2, 2005                                 $--
      February 2, 2005                               $--
      August 2, 2006                                 $--
      February 2, 2006                               $--
      August 2, 2007                                 $--
      February 2, 2007                               $--
      August 2, 2008                                 $--
      February 2, 2008                               $--
      August 2, 2009                                 $--
      February 2, 2009                               $--
      August 2, 2010                               $7.19
      February 2, 2010                             $7.43
      August 2, 2011                               $7.68
      February 2, 2011                             $7.94
      August 2, 2012                               $8.21
      February 2, 2012                             $8.48
      August 2, 2013                               $8.76
      February 2, 2013                             $9.06
      August 2, 2014                               $9.36
      February 2, 2014                             $9.67
      August 2, 2015                               $10.00
      February 2, 2015                             $10.33
      August 2, 2016                               $10.68
      February 2, 2016                             $11.04
      August 2, 2017                               $11.41

________________
* The schedule of projected payments is determined on the basis of an assumption of linear growth of the stock price and a constant dividend yield and is not determined for any purpose other than for the determination of interest accruals and adjustments thereof in respect of the Debentures for United States federal income tax purposes. The comparable yield and the schedule of projected payments do not constitute a projection or representation regarding the amounts payable on Debentures.

      February 2, 2017                             $11.79
      August 2, 2018                               $12.18
      February 2, 2018                             $12.59
      August 2, 2019                               $13.01
      February 2, 2019                             $13.45
      August 2, 2020                               $13.90
      February 2, 2020                             $14.36
      August 2, 2021                               $2,264.20

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